SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                           CURRENT REPORT PURSUANT TO
                             SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): November 10, 2005


                               SAPIENT CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                   0-28074                                04-3130648
           (Commission File Number)         (I.R.S. Employer Identification No.)

                25 First Street
                Cambridge, MA                               02141
    (Address of Principal Executive Offices)              (Zip Code)

                                 (617) 621-0200
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

Effective November 10, 2005, Stephen P. Sarno was appointed Corporate Controller and Chief Accounting Officer for Sapient Corporation (the "Company").

Also effective November 10, 2005, Terry E. Hazel resigned from her role as Corporate Controller and Chief Accounting Officer. She remains at the Company as the Internal Audit Team Lead.

Mr. Sarno served as a Director of Finance and Accounting for BearingPoint, Inc. from February of 2004 until joining Sapient Corporation. Prior to his role as Director of Finance and Accounting for BearingPoint, Inc., Mr. Sarno was employed by PricewaterhouseCoopers LLP. While at PricewaterhouseCoopers LLP, Mr. Sarno served as a Manager from 1998 to 2001, and subsequently served as a Senior Manager until February of 2004. Mr. Sarno is 38 years old.

Mr. Sarno will receive base compensation of $17,500 per month as well as 6,000 shares of common stock pursuant to a restricted stock unit award under the Sapient Corporation 1998 Stock Incentive Plan. The restricted stock units will vest equally over four years, on the first, second, third and fourth anniversaries of the grant date (November 1, 2005). Mr. Sarno will be eligible to earn a bonus for the 2005 calendar year up to $40,000.00, subject to the terms of the Company's 2005 Global Bonus Plan.


                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: November 10, 2005                SAPIENT CORPORATION
                                       (Registrant)



                                       By:  /s/ Kyle A. Bettigole
                                           -------------------------------------
                                            Corporate Counsel &
                                            Assistant Secretary